Exhibit 99.1

CORRECTING and REPLACING Unwired Planet Announces Appointment of Steve Wilson to its Board of Directors

CORRECTION... by Business Wire

January 08, 2016 05:18 PM Eastern Time

LOS ALTOS, Calif. — (BUSINESS WIRE) — Please replace the release with the following corrected version due to revised dates in the first paragraph.

The corrected release reads:

Unwired Planet Announces Appointment of Steve Wilson to its Board of Directors

LOS ALTOS, Calif. – Jan. 8, 2016 – Unwired Planet, Inc. (NASDAQ: UPIP) today announced that Hugh Steven Wilson has joined the company’s Board of Directors effective January 6, 2016. The Board of Directors appointed Mr. Wilson to replace Taylor Harmeling, who resigned from the Board on December 31, 2015.

Mr. Wilson is a financial industry executive and attorney, who served as Managing Partner of Tennenbaum Capital Partners from 2005 to 2012. Previously, he was a partner at Latham & Watkins, where he served as chair of the firm’s litigation department and was global co-chair of the firm’s mergers and acquisitions group. Mr. Wilson currently serves on the boards of Burford Capital Limited, a global litigation finance and professional services firm, where he serves as vice-chairman, and International Wire Group, Inc., where he is chairman of the board. He previously served on the boards of the Elizabeth Glaser Pediatric AIDS Foundation and the Greater Los Angeles Zoo Association. He graduated from Indiana University with a B.A. in Political Science in 1968. He earned a J.D. from the University of Chicago Law School, and an L.L.M. from Harvard Law School.

Mr. Wilson will serve on both the Audit Committee and Nominating and Corporate Governance Committees.

“I am proud to welcome Steve to Unwired Planet’s board of directors,” said Unwired Planet CEO Boris Teksler. “We believe his extensive expertise in mergers and acquisitions, financial services coupled with his litigation acumen, will be very valuable as Unwired Planet continues on its journey to reinvent itself.”

About Unwired Planet

Unwired Planet, Inc. (NASDAQ: UPIP) is the inventor of the Mobile Internet and a premier intellectual property company focused exclusively on the mobile industry. The company’s patent portfolio of approximately 2,500 issued and pending US and foreign patents, includes technologies that allow mobile devices to connect to the Internet and enable mobile communications. The portfolio spans 2G, 3G, and 4G technologies, as well as cloud-based mobile applications and services. Unwired Planet’s portfolio includes patents related to key mobile technologies, including baseband mobile communications, mobile browsers, mobile advertising, push notification technology, maps and location based services, mobile application stores, social networking, mobile gaming, and mobile search. Unwired Planet is headquartered in Los Altos, CA. References in this release to Unwired Planet may be to Unwired Planet, Inc. or its subsidiaries.

Cautionary Note Regarding Forward Looking Statements

Any statements in this press release with respect to future events or expectations, including statements regarding the the role and impact of Hugh Steven Wilson as a new director are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934 and Section 27A of the Securities Act of 1933. These forward-looking statements are subject to many risks and uncertainties that could cause actual results to differ materially from those projected. For a detailed discussion of these and other factors that may cause these forward looking statements not to come true, please refer to the risk factors discussed in Unwired Planet’s filings with the U.S. Securities and Exchange Commission (“SEC”), including the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2015. These documents are available through the SEC’s Electronic Data Gathering Analysis and Retrieval system (EDGAR) at www.sec.gov or from Unwired Planet’s website at www.unwiredplanet.com. Notwithstanding changes that may occur with respect to matters relating to any forward looking statements, Unwired Planet assumes no obligation to update the forward-looking statements included in this press release.

Contact:

Investor Relations

Lauren Sloane, The Blueshirt Group

Lauren@blueshirtgroup.com

Tel: 415-217-2632